UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2011

Calypte Biomedical Corporation
     (Exact name of Company as specified in its charter)

Delaware	000-20985	06-1226727
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

15875 SW 72nd Ave, Portland, OR 97224

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (503) 726-2227

16290 S.W. Upper Boones Ferry Road, Portland, OR 97224

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

The Registrant and David Khidasheli have entered into a Memorandum of Understanding dated October 10, 2011 (the “MOU”) pursuant to which Mr. Khidasheli has agreed to invest a total of $1,000,000 in the Registrant. The investment will consist of a series of advances to the Registrant pursuant to a schedule to be determined by the parties within 30 days following the execution of the MOU. The first such advance, in the amount of $50,000, was made on October 10, 2011.

The Registrant expects that such advances will eventually be converted to Common Stock. During 2010 Mr. Khidasheli made a total of $500,000 in advances to the Registrant, which were converted to Common Stock at a rate of one share for every $0.03 advanced. The Company and Mr. Khidasheli have not entered into a definitive agreement under which Mr. Khidasheli’s advances will be converted to stock. Until such agreement is entered into, Mr. Khidasheli’s advances will represent debt obligations on the part of the Registrant.

A copy of the Registrant’s press release relating to the MOU is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press release issued by the Registrant on October 14, 2011

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    October 14, 2011
Calypte Biomedical Corporation

By:	/s/ Adel Karas
Adel Karas President and Chief Executive Officer

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